Exhibit 99.1

American Wagering Announces 3rd Quarter Developments

LAS VEGAS, November 10, 2005 / PRNewswire – American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced key developments for its third fiscal quarter which ended October 31, 2005.

•	Leroy’s Horse & Sports Place, Inc. (“Leroy’s”) sports handle (the total amount wagered) increased 12.1% from the third quarter of last year while sports win increased 64.4%. We attribute the increase in sports handle and win to normal fluctuations in betting patterns. The following table indicates the increase/decrease, by sporting category, from the third quarter of last year to the third quarter of this year.

	HANDLE	WIN
Football	+12%	+121%
Baseball	+8.5%	+304%
Basketball	+242%	-55%
Hockey(1)	+3,326%	+597%
Boxing(2)	-61%	-71%
Miscellaneous(3)	+104%	-19%
Parlay Cards	+7%	-33%

(1)	Due to the player strike in 2004, hockey figures are not comparable.

(2)	Boxing is seasonal in nature; handle is dependent upon the number and quality of fights offered during the quarter.

(3)	Miscellaneous includes auto racing, golf and other events.

•	Leroy’s race handle increased 44.5% from the third quarter of last year while race win increased 46.2%. We attribute the increase in race handle and win to the additional locations opened early in 2005.

•	Leroy’s combined handle (both race and sports) increased 13.0% from the third quarter of last year while combined win increased 62.3%. As a result, the third quarter of the current fiscal year is the best third quarter in Leroy’s history (in terms of handle and win).

•	Leroy’s player club (started in May of 2005) had in excess of 2,800 members at October 31, 2005, and we expect additional enrollments over the next several quarters. The player club is designed to reward players for their continued play at Leroy’s locations.

•	Leroy’s continued the process of upgrading all of its point-of-sale terminals in order to take advantage of the latest technologies available. This project is over 90% complete and we expect it to be finalized early in the fourth quarter.

•	Once the terminal upgrade project is completed, Leroy’s expects to upgrade the server to the newer 64-bit hardware platform offered by Computerized Bookmaking Systems, Inc. (“CBS”) (an affiliated company). Leroy’s expects this upgrade to be completed by the end of the calendar year.

•	CBS continued converting its customers from the VAX hardware platform to the newer 64-bit hardware platform. During the quarter, the HP Integrity system was installed at the Rainbow Hotel & Casino in Wendover, Nevada and the El Cortez Hotel & Casino in Las Vegas, Nevada. (NOTE: The Rainbow installation was a conversion from the older hardware platform while the El Cortez installation is a new customer.) Over the next several quarters, the Company expects the research and development expended on building the 64-bit system to bear fruit as each conversion is expected to result in immediate sales for CBS as well as increased monthly maintenance fees over the long-term.

•	CBS completed the process of consolidating the Mandalay Resort Group properties into the MGM/Mirage system as well as finalizing installations of the newer T-3 wagering terminals at the Luxor and Excalibur.

•	CBS oversaw the operation of the Fall Classic handicapping contest at the Orleans Hotel & Casino.

•	AWI Gaming, Inc. (a Company subsidiary) continued to move forward with the gaming licensure process required prior to closing on the purchase of Sturgeon’s Inn & Casino in Lovelock, Nevada. The Company cannot predict when the Nevada gaming regulators will complete their investigation and allow the transaction to close, but is hopeful the closing will occur early in the first quarter of the next fiscal year.

Victor Salerno, the Company’s CEO and President, said, “The developments for the third quarter mark an excellent continuation of the fiscal year with record handle and win from the Leroy’s operation as well as the continued deployment of the 64-bit HP Integrity hardware platform from the CBS operation. The developments provide a testament to the strength of the American Wagering brands and the revenue growth potential they provide.”

Salerno continued, “The acquisition of the Lovelock hotel/casino operation is moving forward and, following the closing of the acquisition, we expect it to be immediately accretive to our bottom line, further solidifying our growth potential and expanding our portfolio of customer experiences. Our management team remains dedicated to our long-term operating strategies and we are optimistic about meeting our goals of strengthening and diversifying cash flows, growing the Company and increasing shareholder value in the long term.”

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly-traded company that primarily operates through wholly-owned subsidiaries including Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), AWI Manufacturing, Inc. (“AWIM”), and AWI Gaming,

Inc. (“AWIG”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission-licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks. AWIG is a recently-formed subsidiary with the goal of becoming a market leader in operating smaller hotel/casino properties.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, the Company’s SEC filings are maintained on the SEC’s Internet web site that contains reports, proxy and information statements, and other information; the address of that web site is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This news release contains “forward-looking statements,” as that term is defined in section 27A of the Securities Act of 1933 and section 21E of the Exchange Act, that reflect the Company’s current views with respect to certain current and future events, financial performance and prospects. The Company believes its forward-looking statements are reasonable based on facts that the Company presently knows; however, readers of this news release should not place undue reliance on such statements, as they are subject to risks, uncertainties and other factors beyond the Company’s control that may cause the Company’s actual results to differ materially from expectations. The Company and its subsidiaries face significant risks related to their operations and future prospects that include, but are not limited to, the following: the ability of the Company to obtain trade credit, shipments and terms with vendors and service providers; the Company’s ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company’s liquidity or results of operations; the Company’s ability to acquire and operate small hotel/casino properties (including Sturgeon’s) and to obtain the necessary funds for doing so; the outcome of the appeal by Michael Racusin, which could adversely affect the Company’s satisfaction of its judgment liability to Racusin as previously reported; the ability of the Company to attract and retain customers; the ability of the Company to attract, retain and compensate key executives; demand in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war or terrorist attack; labor costs; financing costs; the costs and availability of insurance, bonds and sureties; security-related costs; competitive pressures on pricing; government legislation and regulation; customers’ perceptions of the Company’s products and services; and other risks that are reported from time to time in the Company’s reports filed with the SEC on Form 10-KSB, Form 10-QSB, and Forms 8-K.

Contact:	Tim Lockinger, CFO
702-735-0101, ext. 412